UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2023
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 2, 2023, Fastly, Inc. (“Fastly”) entered into a Modification of Offer Letter Agreement with Artur Bergman, Fastly’s Chief Architect and a member of its board of directors (the “Board,” and such modification, the “Bergman Employment Agreement Modification”). Effective January 1, 2024, Mr. Bergman’s annual base salary under the Bergman Employment Agreement Modification will be $500,000, with an annual target bonus amount of $165,000. On or before the last day of November of each year, Mr. Bergman may make an irrevocable election to reduce his base salary for the following calendar year (but in any case no lower than the applicable minimum wage) and instead receive (i) restricted stock units (“RSUs”) covering shares of Fastly’s Class A common stock (each, an “Annual RSU”) and (ii) reimbursement for private aircraft usage for his business travel, in either case with a value based on the amount of such reduction. Any such Annual RSU will be granted in February of the applicable year (on or prior to February 15th) and the number of RSUs subject to each Annual RSU will be determined in accordance with Fastly’s standard practices. Each Annual RSU will vest in four equal quarterly installments on or following the date of grant commencing on February 15th and quarterly thereafter (May, August, and November), in each case subject to Mr. Bergman’s continued service with the Company.

Pursuant to the Bergman Employment Agreement Modification, and the terms of Fastly’s 2023 Bonus Plan as previously approved by the Board, Mr. Bergman will be eligible to receive a bonus for 2023 performance with a target amount of $165,000.

Pursuant to the Bergman Employment Agreement Modification, on November 2, 2023, Fastly granted Mr. Bergman (i) RSUs covering 301,169 shares of Class A common stock (the “RSU Award”), pursuant to which 1/16th of the shares subject to the RSU Award shall vest quarterly over four years commencing on February 15, 2024, subject to Mr. Bergman’s continued service through each applicable vesting date, and (ii) a nonstatutory stock option to purchase 602,338 shares of Class A common stock (the “Option,” and together with the RSU Award, the “Equity Awards”), pursuant to which 1/16th of the shares subject to the Option shall vest quarterly over four years commencing on November 15, 2023, subject to Mr. Bergman’s continued service through each applicable vesting date, and with an exercise price of $16.47, the closing price on the date of grant.

The number of shares of Class A common stock granted pursuant to each Equity Award was determined in accordance with Fastly’s standard practice by the Board based on the trailing 30-day average trading price of Fastly’s Class A common stock as of the grant date, with a two to one ratio for shares subject to the Option. Each Equity Award will be subject to the provisions of Fastly’s 2019 Equity Incentive Plan (the “Plan”) and each related award agreement.

Beginning in 2024, Mr. Bergman will be eligible to receive an annual equity refresh. On or before the grant date, Mr. Bergman may make an election to receive equity in the form of (i) a stock option grant and (ii) RSUs on the same terms as generally applicable to other senior Fastly executives for such year. These awards will be subject to the provisions of the Plan and related award agreements.

The foregoing description is qualified in its entirety by reference to the Bergman Employment Agreement Modification, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit Description

10.1+	Modification of Offer Letter Agreement, by and between Fastly, Inc. and Artur Bergman dated November 2, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
+ Indicates management contract or compensatory plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	November 6, 2023	By:	/s/ Ronald W. Kisling
Ronald W. Kisling
Chief Financial Officer